SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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GREEN MOUNTAIN COFFEE ROASTERS, INC.
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GREEN MOUNTAIN COFFEE ROASTERS, INC.
____________________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

to be held on
Thursday, March 16, 2006
____________________

To Our Stockholders:

The Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 81 Demeritt Place, Waterbury, Vermont (directions enclosed) on March 16, 2006 at 10:00 AM:

    To consider and vote upon a proposal to adopt the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan, as proposed;
    To elect three Class I Directors of the Company to serve a three-year term until the Company's Annual Meeting in 2009 and until the election and qualification of their respective successors; and
    To transact such other business as may be properly brought before the Annual Meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on January 18, 2006 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of those stockholders will be open to examination by any stockholder for any purpose germane to the Meeting during ordinary business hours at the executive offices of the Company for a period of ten days before the Meeting.

All stockholders are cordially invited to attend the Meeting. The Company's Proxy Statement is submitted herewith. The Annual Report for the fiscal year ended September 24, 2005 is being mailed to stockholders with this Notice and Proxy Statement.

Sincerely,

/s/ Robert P. Stiller
Robert P. Stiller
Chief Executive Officer and President

Waterbury, Vermont
January 20, 2006

All stockholders are urged to attend the Meeting in person or by proxy. Whether or not you expect to be present at the Meeting, please mark, sign and date the enclosed proxy card and return it promptly in the enclosed postage-paid envelope.

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Proxy Statement - Table of Contents Page

INFORMATION CONCERNING SOLICITATION AND VOTING *

General *

Voting *

Solicitation and Revocation of Proxies *

Item 1: Adoption of the GMCR, Inc. 2006 Incentive Plan *

Overview *

Federal Tax Effects *

Item 2: Election of Directors *

General Information Concerning the Board of Directors and its Committees *

Audit Committee Report *

Directors' Compensation *

EXECUTIVE COMPENSATION *

Summary Compensation Table *

Option Grants in Last Fiscal Year *

Aggregated Option Exercises *

Compensation Committee Report Executive Compensation for FY 2005 *

Performance Graph *

Employment Agreements *

Compensation Committee Interlocks and Insider Participation *

Code of Ethics *

EQUITY COMPENSATION PLAN INFORMATION *

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT *

Section 16(a) Beneficial Ownership Reporting Compliance *

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS *

FINANCIAL AND OTHER INFORMATION *

OTHER BUSINESS *

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM *

PROPOSALS OF STOCKHOLDERS *

APPENDIX A -- 2006 Incentive Plan Document *

APPENDIX B -- 2006 PROXY CARD 41

APPENDIX c -- dIRECTIONS 42

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The accompanying proxy is solicited by the Board of Directors (the "Board") of Green Mountain Coffee Roasters, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting," or "the Meeting"). The Annual Meeting will be held on Thursday, March 16, 2006 at 10 A.M. at the Company's offices located at 81 Demeritt Place, Waterbury, Vermont. This Proxy Statement and the enclosed form of proxy are first being mailed to stockholders of record on or about February 14, 2006.

At the Annual Meeting, stockholders will be asked to (1) consider and vote upon a proposal to adopt the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan, as proposed, (2) elect the following nominees as Class I Directors of the Company to serve for a three-year term until the Company's Annual Meeting in 2009 and until the election and qualification of their respective successors: William D. Davis, Jules A. del Vecchio and Robert P. Stiller; and (3) transact such other business as may properly be brought before the Annual Meeting or any adjournment or postponement thereof.

The principal offices of the Company are 33 Coffee Lane, Waterbury, Vermont 05676, and the Company's telephone number is (800) 545-2326.

Voting

To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided.

As of the close of business on January 18, 2006, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, 7,496,168 shares of the Company's common stock, par value $0.10 per share, were outstanding. The presence in person or by proxy of a majority of the total number of outstanding shares entitled to vote at the Annual Meeting is necessary to constitute a quorum.

Each stockholder is entitled to one vote for each share of common stock held as of the record date. Stockholders may not cumulate votes for the election of directors. Directors are elected by plurality vote. If shares are not voted by the broker who is the record holder of the shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares are not deemed to be present or represented for purposes of determining whether stockholder approval has been obtained, but are counted for quorum purposes.

If a nominee for director is unable to serve as a director, the persons appointed as proxy for the Annual Meeting may, in his or her discretion, vote for another person as director or vote to reduce the number of directors to less than seven, as the Board of Directors may recommend.

Solicitation and Revocation of Proxies

     If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR adoption of the proposed 2006 Incentive Plan as described herein under "Proposal 1 -- Adoption of the 2006 Incentive Plan" and FOR the election of the three director nominees proposed by the Board as described herein under "Proposal 2 -- Election of Directors." In addition, shares represented by your proxy will be voted in the named proxies' discretion on any matter that may properly come before the Annual Meeting. Your proxy will only be used at the Annual Meeting and any adjournments.

Once you execute and return your proxy to the Board, you may revoke or change it at any time before it is voted at the Annual Meeting by: (i) delivering a written notice of revocation to the Secretary of the Company at 33 Coffee Lane, Waterbury, Vermont 05676; (ii) delivering another signed proxy to the Secretary; or (iii) attending the Annual Meeting and voting in person.

The Company will bear the entire cost of soliciting the proxies. In addition to solicitation by mail, the directors, officers and other employees of the Company may solicit proxies in person, by telephone or by other means without additional compensation. The Company does not presently intend to retain professional proxy solicitation assistance or to solicit proxies otherwise than as described.

Item 1: ADOPTION OF THE GREEN MOUNTAIN COFFEE
ROASTERS, INC. 2006 INCENTIVE PLAN

On January 19, 2006, the Board adopted the 2006 Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan (the "Plan"), subject to stockholder approval.

The purpose of the Plan is to advance the interests of the Company by providing for the grant to eligible participants of stock-based and other incentive awards. The Plan is intended to accomplish these goals by enabling the Company to grant awards in the form of options, stock appreciation rights, restricted stock, unrestricted stock, performance awards, cash awards and stock units including restricted stock units or combinations thereof, all as more fully described below.

Overview

The Plan will be administered by the Compensation Committee (the "Committee") of the Board of Directors (the "Board"). The term "administrator" is used in this proxy statement to refer to the person (the Committee and its delegates) charged with administering the Plan. Under the Plan, the administrator may grant stock options, stock appreciation rights, restricted stock, unrestricted stock, performance awards (in cash or stock), cash awards and stock units, including restricted stock units, or combinations thereof, and may waive terms and conditions of any award. A total of 300,000 shares of stock may be issued under the Plan, although awards other than stock options are limited to a total of 60,000 shares over the life of the Plan, in each case as adjusted for any stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure. Key employees of the Company, including executive officers, directors and other persons providing services to the Company or its subsidiaries who are in a position to make a significant contribution to the success of the Company are eligible to receive awards under the Plan. The Company expects that aggregate awards granted in the ordinary course under the Plan will not exceed in any fiscal year options to purchase 150,000 shares.

Section 162(m) of the Internal Revenue Code (the "Code") places annual limitations on the deductibility by public companies of compensation in excess of $1,000,000 paid to any of the chief executive officer and the other four top named executive officers ranked by pay, unless, among other things, the compensation is performance-based. For compensation attributable to stock options and stock appreciation rights to qualify as performance-based, the plan under which they are granted must state a maximum number of shares with respect to which options and rights may be granted to an individual during a specified period and must be approved by the Company's stockholders. To comply with these requirements, the Plan provides that the maximum number of shares as to which options may be granted to any participant during any fiscal year will be 100,000 and the maximum number of shares as to which stock appreciation rights may be granted to any participant during that period is 60,000. The Plan provides that the maximum number of shares as to which other awards may be granted to any participant during any fiscal year will be 60,000 and the maximum amount payable to any person in any fiscal year as cash awards will be $1,000,000.

Stock Options. The exercise price of a stock option granted under the Plan shall not be less than 100% of the fair market value of the common stock at the time of grant. Fair market value shall be determined in accordance with the requirements of Section 422 and Section 409A of the Code. Subject to the foregoing, the administrator determines the exercise price of each option granted under the Plan. No stock options may be granted under the Plan after January 19, 2016, but stock options previously granted may extend beyond that date in accordance with their terms. The exercise price may be paid in cash or by check payable to the order of the Company.

Stock Appreciation Rights (SARs). The administrator may grant stock appreciation rights under the Plan. A stock appreciation right entitles the holder upon exercise to receive common stock equal in value to the excess of the fair market value of the shares of stock subject to the right over the fair market value of such shares on the date of grant.

Stock Awards. The Plan provides for awards of nontransferable shares of restricted common stock, as well as unrestricted shares of common stock. Generally, awards of restricted stock are subject to the requirement that the shares be forfeited or resold to the Company unless specified conditions are met.

Performance Awards. The Plan provides for performance awards entitling the recipient to receive cash or common stock following the attainment of performance goals determined by the administrator. Performance conditions may also be attached to other awards under the Plan. In the case of any performance award intended to qualify for the performance-based remuneration exception described in Section 162(m) of the Code, the administrator will in writing pre-establish specific performance goals that are based upon any one or more operational, result or event-specific goals.

Section 409A. Except as the administrator otherwise determines, no award requiring exercise shall have deferral features or shall be administered in a manner that would cause the award to fail to qualify for exemption from Section 409A.

Termination. Except as otherwise provided by the administrator, if a participant dies, options and SARs exercisable immediately prior to death may be exercised by the participant's executor, administrator or transferee during a period of one year following such death (or for the remainder of their original term, if less). Options and SARs not exercisable at a participant's death terminate. In the case of termination due to cessation of the participant's employment or other service relationship, options and SARs remain exercisable, to the extent they were exercisable immediately prior to termination, for three months (or for the remainder of their original term, if less); provided that if in the administrator's judgment the reason for the award holder's termination casts discredit on the participant sufficient to justify immediate termination of the award, then such award will immediately terminate.

Change of Control. In the case of certain mergers, consolidations or other transactions in which the Company is acquired or is liquidated and there is a surviving or acquiring corporation, the Plan permits the administrator to arrange for the assumption of awards outstanding under the Plan or the grant to participants of replacement awards by that corporation. If the merger, consolidation or other transaction is one in which holders of common stock will receive a payment upon consummation of the transaction, the administrator may provide for a cash-out payment with respect to some or all awards outstanding. All outstanding awards not assumed by the surviving or acquiring corporation or cashed-out shall become exercisable immediately prior to the consummation of such merger, consolidation or other transaction and upon such consummation all outstanding awards that have not been assumed or replaced will terminate. In the case of any such merger, consolidation or other transaction, awards subject to and intended to satisfy the requirements of Section 409A of the Code shall be construed and administered consistent with such intent.

Amendment. The administrator may amend the Plan or any outstanding award at any time, provided, that except as otherwise expressly provided in the Plan the administrator may not, without the participant's consent, alter the terms of an award so as to affect adversely the participant's rights under the award, unless the administrator expressly reserved the right to do so at the time of the award. No such amendment will, without the approval of the stockholders of the Company, effectuate a change for which stockholder approval is required by law (including the Code and applicable stock exchange requirements). Except in connection with stock split, stock dividends or the like, there will be no reduction in the exercise price of any option without the approval of the stockholders.

The following table details the annual awards to participants under the Company's equity compensation plans since 2002:

	Number of securities remaining available for future issuance at 9/24/2005	Number of securities issued in fiscal years:
		2005	2004	2003	2002
Stock Option Plans	45,290	90,800	204,900	100,550	215,250
Employee Stock Purchase Plans	268,074	37,808	34,677	41,363	38,365
Deferred Compensation Plan	98,284	720	374	622	-
Total - all Plans	411,648	129,328	239,951	142,535	253,615

Federal Tax Effects

The following discussion summarizes certain federal income tax consequences of the issuance and receipt of options under the Plan. The summary does not purport to cover federal employment tax or other federal tax consequences that may be associated with the Plan, nor does it cover state, local or non-U.S. taxes.

Incentive Stock Options. In general, an optionee realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the optionee. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the optionee (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the optionee does not dispose of the shares until after the expiration of these one- and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

Nonstatutory (Non-ISO) Options. In general, in the case of a non-ISO, the optionee has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is available to the Company. Upon a subsequent sale or exchange of the shares, appreciation or depreciation after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

In general, an ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is treated as a non-ISO. ISOs are also treated as non-ISOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

Under the so-called "golden parachute" provisions of the Code, the vesting or accelerated exercisability of awards in connection with a change in control of the Company may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards under the Plan, may be subject to an additional 20% federal tax and may not be deductible to the Company.

Awards under the Plan are intended either to be exempt from the rules of Section 409A of the Code or to satisfy those rules and shall be construed accordingly. However, the Company will not be liable to any participant or other holder of an award with respect to any award-related adverse tax consequences arising under Section 409A or any other provision of the Code.

Effective Date of the Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan. The 2006 Incentive Plan will become effective as of March 16, 2006, provided that it is approved by the shareholders at this meeting.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE 2006 INCENTIVE PLAN AS SET FORTH HEREIN AS APPENDIX A.

Item 2: Election of Directors

The Board of Directors is currently composed of seven directors and is divided into three classes. Each year one class of directors stands for election for a three-year term. The term of office for Class I Directors, consisting of William D. Davis, Jules A. del Vecchio and Robert P. Stiller will expire at the 2006 Annual Meeting. The term of office for Class II Directors, consisting of Barbara D. Carlini and Hinda Miller will expire at the 2007 Annual Meeting. The term of office for Class III Directors, consisting of Kathryn S. Brooks and David E. Moran, will expire at the 2008 Annual Meeting.

The Bylaws provide that the number of directors of the Company may be established by resolution of the Board. As of the 2004 Annual Meeting the number of directors of the Company was reduced from eight to seven, with three directors in Class I and two directors in each of Class II and Class III.

At the 2006 Annual Meeting, three persons are to be elected as Class I Directors to hold a three-year term of office from the date of their election until the 2009 Annual Meeting and until their successors are duly elected and qualified. The three nominees for election as Class I Directors are William D. Davis, Jules A. del Vecchio and Robert P. Stiller, each of whom is currently a Class I Director. Each nominee has agreed to serve as a director if elected.

Information concerning the three nominees and the directors whose terms of office will continue after the 2006 Annual Meeting is set forth below.

Name	Age	Position	Director Since
Nominees for Election as Class I Directors -- Term Ending in 2006
William D. Davis (1) (2)	56	Director	1993
Jules A. del Vecchio	62	Director	1993
Robert P. Stiller	62	Chairman of the Board of Directors, President and Chief Executive Officer	1993
Class II Directors Continuing in Office -- Term Ending in 2007
Barbara D. Carlini (1) (2) (3)	46	Director	2002
Hinda Miller (1) (2) (3)	55	Director	1999
Class III Directors Continuing in Office -- Term Ending in 2008
Kathryn S. Brooks	50	Vice President of Human Resources and Organizational Development, and Director	2002
David E. Moran (2) (3)	51	Director	1995

(1) Member of the Audit Committee

(2) Member of the Compensation Committee

(3) Member of the Governance and Nominating Committee

Certain biographical information regarding each nominee and each director continuing in office is set forth below:

William D. Davis (Class I) is a Director and the President and Chief Executive Officer of Learning Care Group, Inc. Mr. Davis joined Learning Care Group in July 2002. From March 2002 to July 2002, Mr. Davis was the President and Chief Executive Officer of Tutor Time Learning Systems. Mr. Davis was also President and Chief Executive Officer of ChefExpress.net, Inc., an integrated food solution company, from January 2000 to June 2001. Prior to that Mr. Davis was an owner and a board member of Rondele Acquisition LLC, d/b/a Rondele Specialty Foods. Mr. Davis joined Rondele Foods as Partner in January 1996, and became Chairman of Rondele Specialty Foods (a newly formed company) in December 1998. Mr. Davis also served as Partner of Waterbury Holdings of Vermont, a specialty foods holding company, from March 1995 to December 1998. Mr. Davis was CEO of Waterbury Holdings from March 1995 through January 1998. In his association with Waterbury Holdings, Mr. Davis held the position of Partner and CEO of the company's affiliates including McKenzie LLC, All Season's Kitchen LLC, Franklin County Cheese Corporation, Frank Hahn Incorporated, and Waterbury Fresh Foods LLC.

Jules A. del Vecchio (Class I) is currently a First Vice President of New York Life Insurance Company and is responsible for communications, and agent management and training. Mr. del Vecchio has been affiliated with New York Life Insurance Company since 1970.

Robert P. Stiller (Class I), founder of the Company, has served as its President and a director since its inception in July 1981. In September 1971, Mr. Stiller co-founded Robert Burton Associates, a company engaged in the development and sale of E-Z Wider products and served as its President and director until June 1980, when Robert Burton Associates was sold.

Barbara D. Carlini (Class II) has served as Chief Information Officer of Diageo, NA (formerly Guinness North America) since November 2001. From September 1997 to November 2001, Ms. Carlini was Senior Director of Sales and Marketing Systems at Nabisco.

 Hinda Miller (Class II) is currently President of DeForest Concepts, a consulting firm specializing in small business and the promotion of women entrepreneurs, and a member of several Boards of Directors.  Ms. Miller has been a Vermont State Senator since January 2003. Ms. Miller co-founded Jogbra, Inc., in 1977, the original maker of the "jogbra" women's sports garment. Ms. Miller served as President of Jogbra, Inc., from 1977 until 1990, and continued to serve as such when the company was purchased by Playtex Apparel, Inc., in 1990. In 1991, when Playtex Apparel was sold to Sara Lee Corp., Ms. Miller continued her leadership as President until 1994. In May 1994, she became CEO of the Champion Jogbra division of Sara Lee. From January 1996 through December 1997, Ms. Miller served as Vice President of Communications for the same division.

Kathryn S. Brooks (Class III) has served as Vice President of Human Resources and Organizational Development of the Company since April 2001. From April 1998 to April 2001, Ms. Brooks was Senior Vice President of Human Resources at Webster Bank, a financial services company. Prior to that, Ms. Brooks served as Vice President of Human Resources at Bombardier Capital from May 1992 to May 1997.

David E. Moran (Class III) has been President of Marketing Driven Solutions (MDS), a marketing consulting firm focused on driving organic growth through innovation, brand building and portfolio strategy, since June 2005. Prior to founding MDS, Mr. Moran was employed in senior management positions with management consulting companies. Mr. Moran was CEO of Fusion5 from July 1999 to June 2005, Senior Partner of the Cambridge Group from July 1992 through July 1999, and Partner at Marketing Corporation of America from July 1984 to June 1992. Earlier in his career Mr. Moran spent ten years in Brand Management at General Foods and International Playtex. While at General Foods, he was Brand Manager of several of its Maxwell House coffee brands.

Except for Robert P. Stiller and Jules A. del Vecchio whose wives are sisters, none of the directors or nominees has any family relationship with any other nominee, director or officer. None of the Company's directors or executive officers is involved in any material legal proceeding against the Company.

General Information Concerning the Board of Directors and its Committees

The Board of Directors of the Company met six times in fiscal 2005. During that year each of the directors attended at least 75% of the aggregate of all meetings of the Board and committees of which he or she was a member. Following the 2006 Annual Meeting, provided that the nominees, Mr. Davis, Mr. del Vecchio and Mr. Moran are re-elected to the Board, the Board has determined that a majority of the directors will be independent as required by the NASD Marketplace Rules (the "NASDAQ Rules"). The Board has affirmatively determined by resolution that directors (or nominees) Davis, Carlini, Miller and Moran are independent within the meaning of Rule 4200(a)(14) of the NASDAQ Rules. During fiscal 2005 these independent directors attended one special executive session meeting in which no other directors were present.

Although the Company does not have a formal policy regarding attendance by members of the Board of Directors at the Company's Annual Meeting of Stockholders, it encourages directors to attend and historically more than a majority have done so. All members of the Board of Directors who were members on March 10, 2005, the date of the last annual meeting of stockholders, attended the meeting.

Historically, the Company has not adopted a formal process for stockholder communications with the Board. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.

Governance and Nominating Committee. The principal function of the Board's standing Governance and Nominating Committee is to review and recommend qualified candidates to the Board of Directors for nomination for election to the Board. Directors Carlini, Miller (Chairperson) and Moran constituted this Committee in fiscal 2005. Each of these directors is considered an independent director as prescribed by the NASDAQ Rules. Because the responsibilities of the committee were assumed by the full Board in fiscal 2005, the committee did not meet separately.

The Governance and Nominating Committee will consider director candidates recommended by stockholders. Recommendations may be sent to the Governance and Nominating Committee c/o Frances G. Rathke, Secretary, Green Mountain Coffee Roasters, Inc., 33 Coffee Lane, Waterbury, VT 05676.

The Board has adopted a charter for the Governance and Nominating Committee. The Governance and Nominating Committee Charter is posted on the Company's website. The Internet address for the Company's website is http://www.GreenMountainCoffee.com and the Governance and Nominating Committee Charter may be found as follows:

1.	From the Company's home page, first click on "Investor Services."
2.	Next, under the heading Committee Charters click on "Governance and Nominating Charter."

      Historically, the Company has not had a formal policy concerning stockholder recommendations of nominees to the Board or the Governance and Nominating Committee. To date, the Company has not received any recommendations from stockholders requesting consideration of a candidate for inclusion among the Committee's slate of nominees in the Company's proxy statement. The absence of such a policy does not mean, however, that a recommendation would not have been considered had one been received.

      In evaluating director nominees, the Governance and Nominating Committee considers the following factors:

-	the appropriate size and the diversity of the Company's Board of Directors;

-	the needs of the Company with respect to the particular talents and experience of its directors;

-

the knowledge, skills and experience of nominees, including experience in the food and beverage industry, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

-	familiarity with national and international business matters;

-	experience in political affairs;

-	experience with accounting rules and practices;

-	appreciation of the relationship of the Company's business to the changing needs of society; and

-	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

The Governance and Nominating Committee's goal is to assemble a Board of Directors that brings to the Company a variety of perspectives and skills derived from business and professional experience. In doing so the Governance and Nominating Committee also considers candidates with appropriate non-business backgrounds.

      Other than the foregoing there are no stated minimum criteria for director nominees, although the Governance and Nominating Committee may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. In its deliberations, the Governance and Nominating Committee is aware that one member of the Board should meet the criteria for an "audit committee financial expert" as defined by SEC rules, and that a majority of the members of the Board must meet the definition of "independent director" under Rule 4200(a)(14) of the NASDAQ Rules. The Governance and Nominating Committee also believes it appropriate for certain key members of the Company's management to participate as members of the Board.

      The Governance and Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board with skills and experience that are relevant to the Company's business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Governance and Nominating Committee or the Board decides not to re-nominate a member for re-election, the Governance and Nominating Committee identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Governance and Nominating Committee and Board of Directors are polled for suggestions as to individuals meeting the criteria of the Governance and Nominating Committee. Research may also be performed to identify qualified individuals. To date, the Company has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although the Company reserves the right in the future to retain a third party search firm.

Compensation Committee. The Board's standing Compensation Committee, composed of non-employee directors, establishes, implements and monitors the strategy, policies and plans of the Company for the compensation of all executive officers of the Company. Its duties include reviewing and determining the compensation of the executive officers of the Company, including setting any Company or business unit performance goals. Directors Carlini, Davis, Miller and Moran (Chairperson) constituted this Committee in fiscal 2005. All of these directors are independent within the meaning Rule 4200 of the NASDAQ Rules. The Committee met four times during fiscal 2005.

Audit Committee. The Audit Committee currently consists of Directors Carlini, Davis (Chairperson), and Miller, each of whom satisfies the audit committee independence standard under Section 301 of the Sarbanes-Oxley Act of 2002 and Rule 4200 of the NASDAQ Rules. The Board has determined that Mr. Davis is an "audit committee financial expert," as that term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended. The principal duties and responsibilities of the Audit Committee are to:

  Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system;
  Appoint, evaluate and replace any registered public accounting firm employed by the Company for the purpose of preparing or issuing an audit report or related work (the "Auditors");
  To review and appraise the audit efforts and independence of the Auditors;
  Review and appraise the efforts and effectiveness of the Company's internal auditing efforts; and
  Provide an avenue of communication among the Auditors, financial and senior management, the internal auditing function and the Board.

The Audit Committee met nine times as a full committee during fiscal 2005. Eight of these nine meetings included the PricewaterhouseCoopers LLP audit partner, the audit manager, as well as the Company's Chief Financial Officer and other members of management. Additional information regarding the Audit Committee and the Company's independent registered public accounting firm is disclosed under the heading Independent Registered Public Accounting Firm and Audit Committee Report.

The Audit Committee Report below, and the Performance Graph on page 21, shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission or subject to Regulation 14A or 14C under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of that Act. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, neither of the reports nor the Performance Graph shall be incorporated by reference into any such filings.

Audit Committee Report

This report is furnished by the Company's Audit Committee with respect to the Company's financial statements for fiscal 2005.

The Committee operates pursuant to a written charter, which was amended and restated on January 21, 2004. The Amended and Restated Audit Committee Charter was included with the Company's proxy statement as Appendix B for the Company's 2004 Annual Meeting. In addition, a copy of the Amended and Restated Audit Committee Charter is posted on the Company's web site.

     The Company's management is responsible for the preparation and presentation of complete and accurate financial statements. The independent registered public accounting firm, PricewaterhouseCoopers, LLP, is responsible for performing an independent audit of the Company's financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report on their audit. The Audit Committee oversees and monitors the Company's management and the independent registered public accounting firm throughout the financial reporting process.

In performing its oversight role, the Audit Committee has reviewed and discussed with management of the Company the Company's audited financial statements for fiscal 2005. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has also discussed with PricewaterhouseCoopers, LLP the Company's independent registered accounting firm for fiscal 2005, the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees (Codification of Statements on Auditing Standards, AU 380), as in effect for the Company's fiscal 2005. The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers, LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) as in effect for the Company's fiscal 2005. The Committee also has considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the auditors' independence and has discussed with PricewaterhouseCoopers, LLP the auditors' independence.

Based on the review and discussions referred to in the foregoing paragraph, and subject to the limitations on the role and responsibilities of the Committee in the Charter, the Audit Committee recommended to the Board of Directors of the Company that the Company's audited financial statements for fiscal 2005 be included in its Annual Report on Form 10-K for the fiscal year ended September 24, 2005, for filing with the Securities and Exchange Commission.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered accounting firm of the Company for fiscal 2006.

Submitted by the Fiscal 2005 Audit Committee
William D. Davis, Chairman
Barbara D. Carlini
Hinda Miller

Directors' Compensation

 Directors who are also employees of the Company do not receive compensation for serving as directors. Directors who are not employees of the Company are paid a retainer and are reimbursed for ordinary and necessary travel expenses incurred in connection with attendance at each Board meeting. The annual retainer in fiscal 2005 was $8,000. In fiscal 2005, each non-employee director earned $2,000 per meeting attended and $1,000 per committee meeting which is held on days other than board meeting dates in addition to the annual retainer. In addition, for fiscal 2005 the Audit and Compensation Committee chairpersons received an annual retainer of $5,000. Annual retainers and meeting fees are unchanged in fiscal 2006. The Audit Committee chairperson received an annual retainer of $5,000 for fiscal 2006.

Ms. Carlini, Mr. Davis, and Ms. Miller have elected to participate in the Company's 2002 Deferred Compensation Plan. Mr. Davis is deferring receipt of his $8,000 retainer for calendar 2005 and 2006. In addition, for calendar 2006, Mr. Davis has elected to defer 100% of his chairperson fees. Ms. Carlini has elected to participate in the Company's 2002 Deferred Compensation Plan effective January 1, 2005 and defers receipt of 100 percent of her board meetings and committee meeting fees for calendar 2005 and for fiscal 2006. Ms. Miller has elected to participate in the Company's 2002 Deferred Compensation Plan effective January 1, 2005 and defer receipt of her $8,000 retainer for fiscal 2006. For calendar 2006, Ms. Miller has elected to defer receipt of 100 percent of her board meetings and committee meeting fees.

In addition, the Company has granted stock options from time to time to its outside directors. In fiscal year 2005, the Company granted ten- year non-statutory options to purchase 3,000 shares each to Messrs. Davis, del Vecchio, and Moran, and to Ms. Miller and Ms. Carlini. All of these options are exercisable at $23.56 per share and vest over four years.

See the section of this Proxy Statement entitled Security Ownership of Certain Beneficial Owners and Management for information as to ownership of Company securities by nominees for director.

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE THREE NOMINEES TO THE BOARD OF DIRECTORS UNDER THIS PROPOSAL.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the aggregate compensation, cash and non-cash, awarded to, earned by or paid by the Company to its President and Chief Executive Officer, and its four highest-paid executive officers whose annual compensation (consisting solely of base salary and bonus, if any) exceeded $100,000 for the fiscal year ended September 24, 2005 (the "Named Executive Officers").

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Other Compen- sation ($)(1)	Securities Underlying Stock Options (2)	Other Compen- sation ($)

Robert P. Stiller	2003	350,364	100,000	-	-	1,175 (3)
Chairman of the Board of	2004	350,000	175,226	4,577	100,000	1,219 (4)
Directors, President and	2005	353,846	209	8,009	-	1,096 (5)
Chief Executive Officer

Kathryn S. Brooks	2003	155,475	24,000	3,704	100	1,156 (3)
Vice President, Human	2004	160,000	36,226	4,246	-	1,170 (4)
Resources and Organizational	2005	190,000	209	5,545	4,000	1,093 (5)
Development, and Director

R. Scott McCreary	2003	-	-	-	-	-
Senior Vice President and	2004	-	75,000	-	50,000	-
Chief Operating Officer	2005	240,000	209	5,685	-	-

Frances G. Rathke	2003	-	-	135,600	-	-
Chief Financial Officer,	2004	172,115	77,750	62,443	25,000	-
Secretary and Treasurer	2005	206,000	209	30,541	4,100	1,093 (5)

Jonathan C. Wettstein	2003	165,385	21,000	4,417	-	1,177 (3)
Vice President of	2004	170,000	38,476	5,732	-	1,216 (4)
Operations	2005	170,000	209	4,578	4,000	1,096 (5)

(1) Represents matching contributions to the Company's 401(k) Plan. For Ms. Rathke, it includes consulting fees, stock compensation for stock options issued below market price, and matching contributions to the Company's 401(k) plan.

(2) Represents shares of common stock issuable upon exercise of options granted under the Company's 1993, 1999 and/or 2000 Stock Option Plans.

(3) Represents the market value of shares as of December 31, 2002 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

(4) Represents the market value of shares as of December 31, 2003 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

(5) Represents the market value of shares as of December 31, 2004 allocated to an account established for the Named Executive Officer's benefit pursuant to the Company's Employee Stock Ownership Plan ("ESOP").

Option Grants in Last Fiscal Year

Name	Number of Securities Underlying Options Granted (1)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price Per Share ($)	Market Price Per Share ($)	Expiration Date	Present Value at Date of Grant (2)($)
Kathryn S. Brooks	4,000	4.4%	23.56	23.56	12/14/2014	43,424
Frances G. Rathke	4,000	4.4%	23.56	23.56	12/14/2014	43,424
Frances G. Rathke	100	0.1%	24.00	24.0	4/1/2015	1,107
Jonathan C. Wettstein	4,000	4.4%	23.56	23.56	12/14/2014	43,424

(1) The options, which were granted under the Company's 2000 Stock Option Plans, generally become exercisable over a four or five-year period.

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Present Value at Date of Grant: an expected life averaging 6 years, an average volatility of 42%, no dividend yield, and a risk-free interest rate averaging 3.8%.

The Company has not repriced any stock options during fiscal 2005. It is the Company's current intention to not reprice stock options irrespective of whether plan documents would otherwise permit that action.

Aggregated Option Exercises

The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the fiscal year ended September 24, 2005, by each of the Named Executive Officers and the fiscal year-end value of unexercised options.

Aggregated Option Exercises
In The Fiscal Year Ended September 24, 2005
Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Unexercised Options at Fiscal Year-End		Value ($) of Unexercised "In-the-Money" Options at Fiscal Year-End (1)
Name	Exercise	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
Robert P. Stiller	200,000	4,137,000	55,000	85,000	795,000	1,169,000
Kathryn S. Brooks	-	-	20,915	10,685	279,000	128,000
R. Scott McCreary	-	-	-	50,000	-	720,000
Frances G. Rathke	-	-	11,458	17,642	193,000	271,000
Jonathan C. Wettstein	28,000	667,000	64,171	4,625	1,786,000	52,000

(1) Options are "in-the-money" at the fiscal year-end if the fair market value of the underlying securities on such date exceeds the exercise or base price of the option. At September 24, 2005, the closing price quoted on the Nasdaq National Market was $34.16.

On September 14, 2000, the Board of Directors of the Company adopted a resolution establishing the Green Mountain Coffee, Inc., Employee Stock Ownership Plan ("ESOP"). The ESOP is qualified under sections 401(a) and 4975(e)(7) of the Internal Revenue Code. All employees of the Company, including the Named Executive Officers, with one year or more of service who are at least 21 years of age are eligible to participate in the Plan, in accordance with the terms of the Plan. The Company may, at its discretion, contribute shares of Company stock or cash that is used to purchase shares of Company stock. Company contributions are credited to eligible participants' accounts pro-rata based on their compensation. Plan participants hired before January 1, 2002 become vested in their Plan benefits ratably over five years from the date of hire of the employee. Plan participants hired after January 1, 2002 become vested in their Plan benefits after five years of employment. The Company recorded ESOP compensation costs of $200,000 annually for each of the fiscal years ended on September 24, 2005, September 25, 2004 and September 27, 2003. The Company loaned the ESOP $2,000,000 during the fiscal year ended on September 29, 2001 pursuant to a Loan Agreement dated April 16, 2001. During fiscal 2001, the ESOP purchased 86,300 shares of the Company's common stock in open market purchases. As of September 24, 2005, 15,205 of those shares remained unallocated to Plan participants.

Compensation Committee Report Executive Compensation for FY 2005

The Compensation Committee of the Board of Directors is composed of outside directors, none of whom is currently or was formerly an officer or employee of the Company. The purpose of the Compensation Committee is to support the organizational performance of Green Mountain Coffee Roasters, Inc. through the alignment of executive compensation strategies, organizational development initiatives, human resources programs, and related plans. It is responsible for establishing and monitoring the compensation strategy, policies and plans for all executive officers of the Company and the compensation of the CEO. All the members of the Compensation Committee are independent under SEC rules and the NASDAQ listing requirements.

Section 162(m) of the Code generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to a corporation's chief executive officer and the four other most highly compensated executive officers. In adopting and administering executive compensation plans and arrangements, the Committee considers whether the deductibility of such compensation will be limited under Section 162(m) of the Code.

The Compensation Committee's fiscal 2005 policy was to compensate the executive officers in ways that would: (1) encourage Company growth and profitability, (2) maintain market-competitive compensation, and (3) reward superior performance by the executive officers. The factors and criteria upon which the Committee determined the fiscal 2005 base compensation of its executive officers including external market benchmarking and internal assessment of each executive officer's performance, experience, responsibilities and skills. The 2005 short-term bonuses were based upon the Company achieving certain earnings per share and operating profit targets. No payouts were made to senior management of the Company because targets were not reached.

The Committee believes that this approach aligns the interests of the Company and its stockholders.

The Compensation Committee was assisted by Bucks Consulting in its review and evaluation of executive compensation. The Chief Executive Officer recommended fiscal 2005 salary and bonus targets for each executive officer that reflected a benchmark to market, internal equity, and individual performance. The Committee accepted the recommendations.

The Committee established the salary and bonus for the Chief Executive Officer, which it also benchmarked to market compensation rates.

Submitted by the Fiscal 2005 Compensation Committee,

David E. Moran, Chairman
Barbara D. Carlini
William D. Davis
Hinda Miller

Performance Graph

The following graph compares the percentage change in the cumulative total stockholder return on the Company's common stock during the period from September 30, 2000 through September 24, 2005, with the cumulative total return for (i) the Nasdaq National Market Index (U.S. Companies) and (ii) the Standard & Poor's Packaged Foods and Meats Index. The comparison assumes that $100 was invested on September 30, 2000 in the Company's common stock at the closing price of $9.438, and in each of the foregoing indices, assuming reinvestment of dividends, if any. The comparison reflected in the graph and table is not intended to forecast the future performance of the Company's common stock and may not be indicative of such future performance.
			Cumulative Total Return
	9/30/00	9/29/01	9/28/02	9/27/03	9/25/04	9/24/05

GREEN MOUNTAIN COFFEE ROASTERS, INC.	100.00	244.24	138.28	213.19	209.39	361.96
NASDAQ STOCK MARKET (U.S.)	100.00	41.15	33.21	51.08	54.16	61.65
S & P 600 PACKAGED FOODS & MEATS	100.00	117.68	116.16	146.80	169.68	200.71

Employment Agreements

In a letter dated March 13, 2001 offering Kathryn S. Brooks employment as the Company's Vice President of Human Resources and Organizational Development, the Company agreed that, in the event that Ms. Brooks's employment with the Company was terminated for any reason other than cause, the Company would pay Ms. Brooks severance equal to one-year's salary payable over twelve-months.

In a letter dated September 10, 2004 offering R. Scott McCreary employment as the Company's Senior Vice President and Chief Operating Officer, the Company agreed that, in the event that Mr. McCreary's employment with the Company was terminated for any reason other than cause, the Company would pay Mr. McCreary severance equal to one-year's salary payable over twelve-months.

On October 31, 2003, the Company entered into an Employment Agreement with Frances G. Rathke, its Chief Financial Officer, Treasurer and Secretary. The Employment Agreement provides that Ms. Rathke will receive a base annual salary of $190,000 for the first six months of employment and a minimum annual salary of $200,000 afterwards. It also provides for an option grant of 25,000 shares at an exercise price of $17.33. In the event the Company terminates Ms. Rathke's employment for any reason other than cause, the Company would pay Ms. Rathke severance equal to one-year's salary over twelve-months. In case of a change in control, Ms. Rathke is entitled to severance compensation equal to one and a half times her annual salary and bonus.

On July 1, 1993, the Company entered into an Employment Agreement with Jonathan C. Wettstein, its Vice President of Operations. The Employment Agreement provides that Mr. Wettstein will receive a minimum base annual salary of $115,000, performance based bonuses to be determined from time to time by the Board of Directors and additional compensation up to a maximum of 100% of his then base compensation in the event of his termination within one year following a change of control transaction. In addition, Mr. Wettstein is entitled to a severance payment consisting of 50% of his then base annual salary in the event that he is terminated for any reason other than (i) for cause or (ii) his voluntary resignation. The Employment Agreement may be terminated at any time by the Company or Mr. Wettstein. The Employment Agreement also provides that Mr. Wettstein shall not (i) disclose or use any confidential information of the Company during or after the term of his agreement, (ii) compete with the Company or any of its affiliates during the term of his agreement, or in certain circumstances, for a period of six months thereafter or (iii) recruit any employee of the Company for employment in any other business competitive with the Company for a period of one year after the termination of his agreement.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a former or current officer or employee of the Company, nor does any executive officer of the Company serve as an officer, director or member of a compensation committee of any entity one of whose executive officers or directors is a director of the Company.

Code of Ethics

The Company has adopted the Green Mountain Coffee Roasters Code of Ethics which is applicable to all directors, officers and employees of the Company. In addition, the Company has also adopted the Green Mountain Coffee Roasters Finance Code of Professional Conduct which applies to the Company's principal executive officer, principal financial officer, principal accounting officer and all other employees engaged in the finance organization at the Company. Collectively and individually each of these codes constitutes a "code of ethics" within the meaning of Item 406 of Regulation S-K promulgated under the Exchange Act. Each of these codes is posted on the Company's website.

The Internet address for our website is http://www.GreenMountainCoffee.com and the code of ethics may be found as follows:

1.	From the Company's home page, first click on "Investor Services."
2.	Next scroll down to "Code of Ethics" listed on the left side menu and click on desired selection.

    The Company's website is included in this proxy statement as a textual reference only and the information in the website is not incorporated by reference into this proxy statement.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 24, 2005 about the Company's securities which may be issued under the Company's compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance
	(a)	(b)	(c)
Equity compensation plans approved by security holders	856,130	$14.52	411,648
Equity compensation plans not approved by security holders	-	-	-
Total	856,130	$14.52	411,648

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of January 18, 2006 for (1) each of the Company's directors and nominees, (2) all directors and executive officers of the Company as a group, (3) each Named Executive Officer and (4) each person known by the Company to own beneficially 5% or more of the outstanding shares of its common stock:

Name and Address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percent Ownership of Common Stock Outstanding
Robert P. Stiller (1) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	2,469,945	32.7%
Kathryn S. Brooks (2) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	26,875	0.4%
R. Scott McCreary (3) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	15,172	0.2%
Frances G. Rathke (4) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	17,563	0.2%
Jonathan C. Wettstein (5) c/o Green Mountain Coffee Roasters, Inc. 33 Coffee Lane Waterbury, VT 05676	80,613	1.1%
Barbara Carlini (6) c/o Diageo 801 Main Street Norwalk, CT 06851-1127	8,443	0.1%
William D. Davis (7) c/o Learning Care Group 21333 Haggerty Road Suite 300 Novi, MI 48375	45,257	0.6%
Jules A. del Vecchio (8) c/o New York Life Insurance Co. 51 Madison Avenue New York, NY 10010	36,648	0.5%
David E. Moran (9) 16 Tamarack Place Greenwich, CT 06831	18,300	0.2%
Hinda Miller (10) c/o Deforest Concepts 84 Deforest Heights Burlington, VT 05401	20,478	0.3%
Brown Capital Management (11) 1201 North Calvert Street Baltimore, MD 21202	730,009	9.7%
Natcan Investment Management Inc. (11) 1100 University, Suite 400 Montreal, Québec H3B 2G7, Canada	473,454	6.3%
All directors and executive officers as a group (16 persons) (12)	2,905,601	36.8%

(1) Includes an aggregate of 344,550 shares of common stock held by Trusts for the benefit of Mr. Stiller's wife and children and excludes shares owned by relatives of Mr. Stiller, if any, as to which Mr. Stiller disclaims beneficial ownership. Also includes 65,000 shares of common stock for Mr. Stiller issuable upon exercise of outstanding stock options exercisable within 60 days and 496 shares of common stock which have been allocated to an account established for Mr. Stiller pursuant to the ESOP and over which he exercises sole voting power.

(2) Includes 23,560 shares of common stock for Ms. Brooks issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 290 shares of common stock which have been allocated to an account established for Ms. Brooks pursuant to the ESOP and over which she exercises sole voting power.

(3) Includes 12,500 shares of common stock for Mr. McCreary issuable upon exercise of outstanding stock options exercisable within 60 days.

(4) Includes 15,583 shares of common stock for Ms. Rathke issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 43 shares of common stock which have been allocated to an account established for Ms. Rathke pursuant to the ESOP and over which she exercises sole voting power.

(5) Includes 65,796 shares of common stock for Mr. Wettstein issuable upon exercise of outstanding stock options exercisable within 60 days. Also includes 475 shares of common stock which have been allocated to an account established for Mr. Wettstein pursuant to the ESOP and over which he exercises sole voting power.

(6) Includes 7,800 shares of common stock for Ms. Carlini issuable upon exercise of outstanding stock options exercisable within 60 days and 643 phantom stock units earned under the 2002 deferred compensation plan.

(7) Includes 3,200 shares of common stock for Mr. Davis issuable upon exercise of outstanding stock options exercisable within 60 days and 1,606 phantom stock units earned under the 2002 deferred compensation plan.

(8) Includes 17,488 shares held of record by Phyllis Grennan Huffman, Mr. del Vecchio's wife. Also includes 19,200 shares of common stock for Mr. del Vecchio issuable upon exercise of outstanding stock options exercisable within 60 days.

(9) Includes 18,300 shares of common stock for Mr. Moran issuable upon exercise of outstanding stock options exercisable within 60 days.

(10) Includes 13,200 shares of common stock for Ms. Miller issuable upon exercise of outstanding stock options exercisable within 60 days and 230 phantom stock units earned under the 2002 deferred compensation plan.

(11) Information as of September 30, 2005, based solely upon a review of a statement on Schedules 13-F filed with the Commission for the period ended September 30, 2005. The Company assumes no responsibility with respect to such information.

(12) Includes an aggregate of 401,889 shares of common stock issuable upon exercise of stock options held by certain officers and directors of the Company that are exercisable within 60 days and 2,479 phantom stock units earned under the 2002 deferred compensation plan. Also includes 2,830 shares of common stock which have been allocated to accounts established for officers of the Company pursuant to the ESOP.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors and persons who own more than 10% of the Company's common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission, and the NASDAQ. SEC rules require reporting persons to supply the Company with copies of these reports.

Based solely on its review of the copies of such reports received and written representations from reporting persons, the Company believes that with respect to fiscal 2005 all reporting persons timely filed the required reports except for Frances G. Rathke, who filed one late Form 4 covering a single transaction.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During fiscal 2005, the Company used travel services provided by Heritage Flight, a company which provides charter flights and other travel services. Heritage Flight is owned entirely by Robert P. Stiller, the CEO of the Company. During fiscal 2005, the Company paid a total of $125,000 to Heritage Flight for travel services provided to various employees of the Company.

Transactions between the Company and its officers, directors, principal stockholders or other affiliates are on terms no less favorable to the Company than could be obtained from unaffiliated third parties on an arms-length basis and are approved by the Company's Audit Committee.

FINANCIAL AND OTHER INFORMATION

The Company is mailing its 2005 Annual Report to its stockholders with this Proxy Statement. The 2005 Annual Report contains the Company's Annual Report on Form 10-K for the fiscal year ended September 24, 2005. The Company's Form 10-K for the year ended September 24, 2005 can also be accessed online at the website of the Securities and Exchange Commission, www.sec.gov.

OTHER BUSINESS

The Board of Directors is not aware of any matters not set forth herein that may come before the Annual Meeting. However, if other matters are properly brought before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote as the Board of Directors directs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company's independent registered public accounting firm for fiscal year 2005. The Company expects that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting. This representative will have an opportunity to make a statement, if he or she desires, and will be available to respond to appropriate questions from stockholders.

The Audit Committee has appointed PricewaterhouseCoopers LLP as the Company's auditor for the current fiscal year.

Fees (including reimbursements for out-of-pocket expenses) paid to PricewaterhouseCoopers LLP for services in fiscal 2005 and 2004 were as follows:

	2004	2005
Audit Fees *	$158,018	$754,000
Audit-Related Fees	$10,500	$8,000
Tax Fees	-	-
All Other Fees	-	-

* The 2005 Audit Fees include approximately $633,000 for attestation services related to the Company's internal controls over financial reporting for compliance with Section 404 of the Sarbanes-Oxley Act.

The above amounts relate to services provided in the indicated fiscal years, irrespective of when they were billed. Audit-related fees consisted primarily of consultation concerning accounting and financial reporting and review of the Company's internal controls. The Audit Committee considered the compatibility of non-audit services by PricewaterhouseCoopers LLP with the maintenance of that firm's independence.

The Audit Committee generally approves all engagements of the independent registered public accounting firm in advance including approval of the related fees. The Audit Committee approves an annual budget (and may from time to time approve amendments), which specifies projects and the approved levels of fees for each. To the extent that items are not covered in the annual budget or fees exceed the budget, management must have them approved by the Audit Committee or, if necessary between Committee meetings, by the Audit Committee chairman on behalf of the Committee. Projects of the types approved for which fees total less than $50,000 in each case may be approved by the Chair of the Audit Committee, subject to review and approval by the Audit Committee at its next meeting.

PROPOSALS OF STOCKHOLDERS

In order to be included in the Company's proxy materials for presentation at the 2007 Annual Meeting of Stockholders, a shareholder proposal pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 must be received by the Secretary of the Company at 33 Coffee Lane, Waterbury, VT, 05676 by September 12, 2006 and must comply with the requirements of Rule 14a-8.

The deadline for receipt of timely notice of shareholder proposals for submission to the Company's 2007 Annual Meeting of Stockholders without inclusion in the Company's 2007 Proxy Statement is December 26, 2006. Unless such notice is received by the Company at its corporate headquarters, Attention Fran G. Rathke, Secretary, on or before the foregoing date, proxies with respect to such meeting will confer discretionary voting authority with respect to any such matter.

By order of the Board of Directors,

 /s/ Frances G. Rathke
Frances G. Rathke, Secretary
Dated: January 20, 2006

APPENDIX A
GREEN MOUNTAIN COFFEE ROASTERS, INC.
2006 INCENTIVE PLAN

1. DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2. PURPOSE

The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3. ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for that exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4. LIMITS ON AWARDS UNDER THE PLAN

(a) Number of Shares. Subject to Section 7(b), a maximum of 300,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. The number of shares of Stock delivered in satisfaction of Awards shall, for purposes of the preceding sentence, be determined net of shares of Stock withheld by the Company in payment of the exercise price of the Award or in satisfaction of tax withholding requirements with respect to the Award. The limit set forth in this Section 4(a) shall be construed to comply with Section 422. To the extent consistent with the requirements of Section 422, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced, or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan.

(b) Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(c) Section 162(m) Limits. Subject to Section 7(b), the maximum number of shares of Stock for which Stock Options may be granted to any person in any fiscal year of the Company will be 100,000 shares. The maximum number of shares of Stock subject to SARs granted to any person in any fiscal year of the Company will be 60,000 shares. The maximum number of shares subject to other Awards granted to any person in any fiscal year of the Company will be 60,000 shares. The maximum amount payable to any person in any fiscal year under Cash Awards will be $1,000,000. The foregoing provisions of this Section 4(c) will be construed in a manner consistent with Section 162(m).

(d) Limitation on Full Value Awards. Subject to Section 7(b), a maximum of 60,000 shares of Stock may be delivered in satisfaction of Full Value Awards under the Plan.

5. ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among those key Employees and directors of, and consultants and advisors to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6. RULES APPLICABLE TO AWARDS

(a) All Awards

(1) Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting any Award granted hereunder, the Participant agrees to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2) Term of Plan. No Awards may be made after January 19, 2016, but previously granted Awards may continue beyond that date in accordance with their terms.

(3) Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant.

(4) Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply: immediately upon the cessation of the Participant's Employment, each Award requiring exercise that is then held by the Participant or by the Participant's permitted transferees, if any, will cease to be exercisable and will terminate, and all other Awards that are then held by the Participant or by the Participant's permitted transferees, if any, to the extent not already vested will be forfeited, except that:

(A) subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate;

(B) all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon terminate; and

  all Stock Options and SARs held by a Participant or the Participant's permitted transferees, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

(5) Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(6) Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award. Any entitlement to dividend equivalents or similar entitlements shall be established and administered consistent either with exemption from, or compliance with, the requirements of Section 409A to the extent applicable.

(7) Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

(8) Section 162(m). This Section 6(a)(8) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR. In the case of any Performance Award to which this Section 6(a)(8) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the applicable Performance Criteria have been attained and such determination will be final and conclusive. No Performance Award to which this Section 6(a)(8) applies may be granted after the first meeting of the stockholders of the Company held in calendar year 2011 until the listed performance measures set forth in the definition of "Performance Criteria" (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

(b) Awards Requiring Exercise

(1) Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

(2) Section 409A Exemption. Except as the Administrator otherwise determines, no Award requiring exercise shall have deferral features, or shall be administered in a manner, that would cause such Award to fail to qualify for exemption from Section 409A.

(3) Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise shall be 100% (in the case of an ISO granted to a ten-percent shareholder within the meaning of Section 422(b)(6) of the Code, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. No such Award, once granted, may be repriced other than in accordance with the applicable stockholder approval requirements of NASDAQ. Fair market value shall be determined by the Administrator consistent with the requirements of Section 422 and Section 409A.

(4) Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, (iv) by other means acceptable to the Administrator, or (v) by any combination of the foregoing permissible forms of payment. The delivery of shares in payment of the exercise price under clause (i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

(c) Awards Not Requiring Exercise

Restricted Stock and Unrestricted Stock, whether delivered outright or under Awards of Stock Units or other Awards that do not require exercise, may be made in exchange for such lawful consideration, including services, as the Administrator determines.

7. EFFECT OF CERTAIN TRANSACTIONS

(a) Mergers, etc. Except as otherwise provided in an Award, the following provisions shall apply in the event of a Covered Transaction:

(1) Assumption or Substitution. If the Covered Transaction is one in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards or for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2) Cash-Out of Awards. If the Covered Transaction is one in which holders of Stock will receive upon consummation a payment (whether cash, non-cash or a combination of the foregoing), the Administrator may provide for payment (a "cash-out"), with respect to some or all Awards, equal in the case of each affected Award to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award, over (B) the aggregate exercise or purchase price, if any, under the Award (in the case of an SAR, the aggregate base price above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines.

(3) Acceleration of Certain Awards. If the Covered Transaction (whether or not there is an acquiring or surviving entity) is one in which there is no assumption, substitution or cash-out, each Award requiring exercise will become fully exercisable, and the delivery of shares of Stock deliverable under each outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated and such shares will be delivered, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares, as the case may be, to participate as a stockholder in the Covered Transaction.

(4) Termination of Awards Upon Consummation of Covered Transaction. Each Award (unless assumed pursuant to Section 7(a)(1) above), other than outstanding shares of Restricted Stock (which shall be treated in the same manner as other shares of Stock, subject to Section 7(a)(5) below), will terminate upon consummation of the Covered Transaction.

(5) Additional Limitations. Any share of Stock delivered pursuant to Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(6) Section 409A. Notwithstanding the foregoing provisions of this Section 7(a), Awards subject to and intended to satisfy the requirements of Section 409A shall be construed and administered consistent with such intent.

(b) Change in and Distributions With Respect to Stock

(1) Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2) Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A and the performance-based compensation rules of Section 162(m), in each case where applicable.

(3) Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8. LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9. AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award. Any amendments to the Plan shall be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator.

10. OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company's right to award a person bonuses or other compensation in addition to Awards under the Plan.

11. MISCELLANEOUS

(a) Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under the Plan and any Award, or under any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection therewith, and agrees that any such action, proceedings or counterclaim shall be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waiver.

(b) Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company nor the Administrator, nor any person acting on behalf of the Company or the Administrator, shall be liable to any Participant or to the estate or beneficiary of any Participant by reason of any acceleration of income, or any additional tax, asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code; provided, that nothing in this Section 11(b) shall limit the ability of the Administrator or the Company to provide by express agreement with a Participant for a gross-up payment or other payment in connection with any such tax or additional tax.

EXHIBIT A
Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

"Administrator": The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more officers of the Company the authority to allocate other Awards among such persons (other than officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii) the Compensation Committee (or a properly delegated member or members of such Committee) shall have authorized the issuance of a specified number of shares of Stock under such Awards and shall have specified the consideration, if any, to be paid therefor; and (iv) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. In the event of any delegation described in the preceding sentence, the term "Administrator" shall include the person or persons so delegated to the extent of such delegation.

"Affiliate": Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) or Section 414(c) of the Code, except that in determining eligibility for the grant of a Stock Option or SAR by reason of service for an Affiliate, Sections 414(b) and 414(c) of the Code shall be applied by substituting "at least 50%" for "at least 80%" under Section 1563(a)(1), (2) and (3) of the Code and Treas. Regs. Section 1.414(c)-2; provided, that to the extent permitted under Section 409A, "at least 20%" shall be used in lieu of "at least 50%"; and further provided, that the lower ownership threshold described in this definition (50% or 20% as the case may be) shall apply only if the same definition of affiliation is used consistently with respect to all compensatory stock options or stock awards (whether under the Plan or another plan). The Company may at any time by amendment provide that different ownership thresholds (consistent with Section 409A) apply. Notwithstanding the foregoing provisions of this definition, except as otherwise determined by the Administrator a corporation or other entity shall be treated as an Affiliate only if its employees would be treated as employees of the Company for purposes of the rules promulgated under the Securities Act of 1933, as amended, with respect to the use of Form S-8.

"Award": Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

"Board": The Board of Directors of the Company.

"Cash Award": An Award denominated in cash.

"Code": The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect. Any reference to a provision of the Code shall include, as determined by the Administrator, a reference to applicable regulations and Internal Revenue Service guidance with respect to such provision.

"Compensation Committee": The Compensation Committee of the Board.

"Company": Green Mountain Coffee Roasters, Inc.

"Covered Transaction": Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

"Employee": Any person who is employed by the Company or an Affiliate.

"Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

"Full Value Award": An Award other than a Stock Option or Cash Award.

"ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive stock option unless, as of the date of grant, it is expressly designated as an ISO. No ISO shall be exercisable beyond ten years from the date of grant.

"Participant": A person who is granted an Award under the Plan.

"Performance Award": An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

"Performance Criteria": Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (measured either absolutely or by reference to an index or indices and determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenue; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets; one or more operating ratios; borrowing levels, leverage ratios or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, acquisitions or dispositions) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

"Plan": The Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan as from time to time amended and in effect.

"Restricted Stock": Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

"Restricted Stock Unit": A Stock Unit that is, or as to which the delivery of Stock or cash in lieu of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

"SAR": A right entitling the holder upon exercise to receive an amount (payable in shares of Stock of equivalent value) equal to the excess of the fair market value of the shares of Stock subject to the right over the fair market value of such shares at the date of grant.

"Section 422": Section 422 of the Code.

"Section 409A": Section 409A of the Code.

"Section 162(m)": Section 162(m) of the Code.

"Stock": The Common Stock of the Company, par value $0.10 per share.

"Stock Option": An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

"Stock Unit": An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock or cash measured by the value of Stock in the future.

"Unrestricted Stock": Stock not subject to any restrictions under the terms of the Award.

APPENDIX B

GREEN MOUNTAIN COFFEE ROASTERS, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS To Be Held March 16, 2006
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints Robert P. Stiller and Frances G. Rathke, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Green Mountain Coffee Roasters, Inc. (the "Company") in such manner as they, or either of them, may determine on any matters which may properly come before the meeting or any adjournments thereof and to vote on the matters set forth below as directed by the undersigned. The Annual Meeting will be held at the Company's offices at 81 Demeritt Place, Waterbury, Vermont, on Thursday, March 16, 2006, at 10:00 a.m., and at any and all adjournments thereof. The undersigned hereby revokes any proxies previously given.

  Proposal 1 -- To Consider And Vote Upon A Proposal To Adopt The Green Mountain Coffee Roasters, Inc. 2006 Incentive Plan

  [__] FOR [__] AGAINST [__] ABSTAIN

  Proposal 2 - To Elect Three Class I Directors

Nominees: Class I Directors: William D. Davis, Jules A. del Vecchio, and Robert P. Stiller.

[__] FOR all nominees [__] WITHHELD from all nominees

[__] FOR, except vote withheld from the following nominees: ___________________________________________________________________

3. Proposal 3 -- Transaction of any other business that may properly come before the Meeting or any adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR UNDER PROPOSAL 1 AND PROPOSAL 3, AND IF THIS PROXY IS NOT MARKED TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE IT WILL BE VOTED FOR ALL NOMINEES UNDER PROPOSAL 2. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

If you receive more than one proxy card, please sign and return all cards in the accompanying envelope. Please check your mailing address as it appears on this card. If it is inaccurate please include your correct address below.

Dated: _______________________________, 2006

__________________________________________
(Signature)

__________________________________________
(Signature)

Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title.

APPENDIX C

DIRECTIONS TO GREEN MOUNTAIN COFFEE ROASTERS
ADMINISTRATION & FINANCE OFFICES
81 DEMERITT PLACE
WATERBURY, VT 05676

From Boston, MA Area:

  Take Interstate 93 North to Interstate 89 North.
  I-89 North crosses NH into Vermont (where the exit numbers will begin again with Exit 1).
  Take I-89 North to Vermont Exit # 10 - Waterbury/Stowe.
  Coming off the Exit ramp, take a left onto Rt. 100 South.
  You will come to a "T" at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.).
  Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).
  After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Burlington, VT

  Take I-89 South to Exit 10 (Waterbury/Stowe).
  Come off the Exit 10 ramp and veer to the right onto Rt. 100 South.
  You will come to an immediate "T" at which you take a left onto Rt. 100 South/Rt. 2 East (No. Main St.)
  Go under the overpass and stay on this street, continue past two traffic lights (No. Main St. becomes So. Main St.).
  After the second traffic light, you will go less than a mile and take a left onto Demeritt Place which is a small street on the left between a Sunoco Station and a Chevrolet dealership.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

From Waitsfield/Warren, VT

  Take Rt. 100 North towards Duxbury/Waterbury.
  Rt. 100 comes to a "T" with Rt. 2/Rt. 100.
  Take a left onto Rt. 2 West/Rt. 100 North.
  Go over the river and around the curve.
  Take a right onto Demeritt Place which is a small street on the right between a Chevrolet dealership and a Sunoco Station.
  Once on Demeritt Place, go over the train tracks and you'll see two GMCR buildings. The Administration & Finance Offices are in the building to the left.

For further assistance:
Call Green Mountain Coffee Roasters -- Investor Services at (802) 244-5621.